Exhibit 16.1

August 17, 2026

Securities and Exchange Commission 100F Street, NE Washington, D.C. 20549

Dear Sirs/Madams:

We have read Items 4.01 and 4.02 of Netcapital Inc.’s Form 8-K dated August 17, 2026, and we agree with the statements set forth in Items 4.01 and 4.02, insofar as they relate to our firm. We have no basis to agree or disagree with the other statements contained therein.

Members of: WSCPA AICPA PCPS 802 North Washington PO Box 2163 Spokane, Washington 99210-2163 P 509-624-9223 TF 1-877-264-0485 mail@fruci.com www.fruci.com	Yours truly, Fruci & Associates II, PLLC